UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 18, 2017
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 18, 2017, the Board of Directors (the “Board”) of Papa Murphy’s Holdings, Inc. (the “Company”) appointed Mark Hutchens as Chief Operating Officer of the Company, effective immediately. Mr. Hutchens will continue in his role as Chief Financial Officer until a qualified replacement is found. The Company’s press release announcing Mr. Hutchens' appointment as Chief Operating Officer is attached hereto as Exhibit 99.1.
Mr. Hutchens, age 52, has served as the Company’s Chief Financial Officer since January 2014 and was promoted to Executive Vice President in June of this year. Previously, Mr. Hutchens served as Vice President, Chief Financial Officer - International, for Bloomin’ Brands, Inc., where his responsibilities included finance, business development and supply chain management activities for Outback Steakhouse International. Prior to joining Bloomin’ Brands, he held a variety of leadership positions at Office Depot, Yum! Brands, PepsiCo’s KFC subsidiary and Ford Motor Company.
No changes to Mr. Hutchens' executive employment and non-compete agreement have been made in connection with his appointment as Chief Operating Officer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated September 18, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Mark Hutchens
Name: Mark Hutchens
Title: Chief Operating and Financial Officer

Date: September 18, 2017